                                                                    EXHIBIT 4-AC

                                SECOND AMENDMENT

         THIS SECOND AMENDMENT dated as of March 13, 2003 (this "Amendment") amends the Second Amended and Restated Credit Agreement dated as of April 11, 2002 (as previously amended, the "Credit Agreement") among TruServ Corporation (the "Company"), various financial institutions from time to time party thereto (the "Lenders") and Bank of America, N.A., as agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used but not otherwise defined herein have the respective meanings given to them in the Credit Agreement.

         WHEREAS, the Company, the Lenders and the Agent have entered into the Credit Agreement; and

         WHEREAS, the parties hereto desire to amend the Credit Agreement as more fully set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1 Amendments. Effective on (and subject to the occurrence of) the Amendment Effective Date (as defined below), the Credit Agreement shall be amended as set forth below:

         1.1 Amendment to Definition of "Business Plan". The definition of "Business Plan" is amended in its entirety to read as follows:

                  Business Plan means the business plan of the Company which was delivered by the Company to the Agent on February 14, 2003; provided that, with respect to financial reports relating to the periods prior to 2003, "Business Plan" means the Business Plan of the Company dated March 20, 2002 which was delivered by the Company to the Agent.

         1.2 Amendment to Section 7.1. The table set forth in Section 7.1 is amended in its entirety to read as follows:

      Fiscal quarter ending on or about          Minimum Fixed Charge
      ---------------------------------             Coverage Ratio
                                                    --------------
        December 31, 2002                              0.70 to 1
        March 31, 2003                                 0.76 to 1
        June 30, 2003                                  0.73 to 1
        September 30, 2003                             0.68 to 1
        December 31, 2003                              1.01 to 1
        March 31, 2004                                 1.10 to 1
        June 30, 2004                                  1.00 to 1

         1.3 Amendment to Section 7.14. The table set forth in Section 7.14 is amended in its entirety to read as follows:

      Fiscal quarter ending on or about            Minimum Interest
      ---------------------------------             Coverage Ratio
                                                    --------------
        December 31, 2002                             1.75 to 1
        March 31, 2003                                1.65 to 1
        June 30, 2003                                 1.75 to 1
        September 30, 2003                            1.85 to 1
        December 31, 2003                             2.32 to 1
        March 31, 2004                                2.58 to 1
        June 30, 2004                                 2.74 to 1


         1.4 Amendment to Section 7.15. The table set forth in Section 7.15 is amended in its entirety to read as follows:

    Fiscal period ending on or about              Minimum Amount
    -------------------------------               --------------
    December 31, 2002                             $1,975,000,000
    January 31, 2003                              $1,834,400,000
    February 28, 2003                             $1,795,700,000
    March 31, 2003                                $1,750,700,000
    April 30, 2003                                $1,737,300,000
    May 31, 2003                                  $1,750,900,000
    June 30, 2003                                 $1,737,600,000
    July 31, 2003                                 $1,728,800,000
    August 31, 2003                               $1,724,800,000
    September 30, 2003                            $1,725,400,000
    October 31, 2003                              $1,728,000,000
    November 30, 2003                             $1,709,100,000
    December 31, 2003                             $1,702,900,000
    January 31, 2004                              $1,700,000,000
    February 29, 2004                             $1,697,600,000
    March 31, 2004                                $1,694,500,000
    April 30, 2004                                $1,690,300,000
    May 31, 2004                                  $1,682,900,000
    June 30, 2004                                 $1,676,300,000

         1.5 Amendment to Section 7.17. The table set forth in Section 7.17 is amended in its entirety to read as follows:

          Fiscal period ending on or about                 Minimum Adjusted
          --------------------------------                      EBITDA
                                                                ------
December 31, 2002                                           $100,000,000
January 31, 2003                                            $ 97,200,000
February 28, 2003                                           $ 92,400,000
March 31, 2003                                              $ 87,400,000
April 30, 2003                                              $ 87,100,000
May 31, 2003                                                $ 83,900,000
June 30, 2003                                               $ 78,400,000
July 31, 2003                                               $ 72,900,000
August 31, 2003                                             $ 70,300,000
September 30, 2003                                          $ 68,200,000
October 31, 2003                                            $ 67,100,000
November 30, 2003                                           $ 66,000,000
December 31, 2003                                           $ 68,800,000
January 31, 2004                                            $ 69,400,000
February 29, 2004                                           $ 70,100,000
March 31, 2004                                              $ 73,700,000
April 30, 2004                                              $ 71,600,000
May 31, 2004                                                $ 71,700,000
June 30, 2004                                               $ 73,000,000.


         SECTION 2 Representations and Warranties. The Company represents and warrants to the Agent and the Lenders that, after giving effect hereto, (a) each representation and warranty set forth in Article V of the Credit Agreement is true and correct as of the date of the execution and delivery of this Amendment by the Company with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date) subject, in the case of the representations and warranties contained in Sections 5.2 and
5.12 of the Credit Agreement, to the matters disclosed in the waiver letter dated October 3, 2002 executed by the Lenders, and (b) no Event of Default or Unmatured Event of Default exists.

         SECTION 3 Effectiveness. The amendments set forth in Section 1 above shall become effective on the date (the "Amendment Effective Date") when the Agent shall have received the following:

         (a) to the extent then billed, all costs and expenses of the Agent in connection with this Amendment (including reasonable attorneys' fees and charges and all costs, expenses and charges for a field examination);

         (b) counterparts of this Amendment executed by the Company and the Required Lenders;

         (c) a Confirmation, substantially in the form of Exhibit A, signed by the Company and each Guarantor; and

         (d) evidence that the Company shall have entered into amendments to the Senior Note Agreements and the Shelf Note Agreement (each as defined in the Intercreditor Agreement) in form and substance reasonably satisfactory to the Agent.

         SECTION 4  Miscellaneous.


         4.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Amendment Effective Date, all references in the Credit Agreement and the other Loan Documents to "this Agreement", "the Credit Agreement" or similar terms shall refer to the Credit Agreement as amended hereby.

         4.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

         4.3 Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state.

         4.4 Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the respective successors and assigns of the Lenders and the Agent.

         4.5 Consents. Notwithstanding any provision in the Credit Agreement to the contrary, the Required Lenders consent to the amendments to the Financing Agreements set forth as Exhibits B, C and D hereto.

         4.6 Further Assurances. Upon the request of the Required Lenders, the Company agrees to provide and cause its Subsidiaries to provide to the Lenders such additional amendments, consents, reaffirmations and ancillary documentation as is necessary or advisable, in the sole reasonable discretion of the Required Lenders, to ensure that the Collateral Documents are in full force and effect in all respects.

         Delivered at Chicago, Illinois, as of the day and year first above written.


                                            TRUSERV CORPORATION


                                            By: /s/ BARBARA L. WAGNER
                                              ----------------------------------
                                            Title: Vice President
                                                 -------------------------------


                                            BANK OF AMERICA, N.A., as Agent


                                            By: /s/ RONALD PRINCE
                                              ----------------------------------
                                            Title: Senior Vice President
                                                 -------------------------------


                                            BANK OF AMERICA, N.A., as a Lender


                                            By: /s/ RONALD PRINCE
                                              ----------------------------------
                                            Title: Senior Vice President
                                                 -------------------------------

                                            BANK OF MONTREAL


                                            By: /s/ HEATHER TURF
                                              ---------------------------------
                                            Title: Director
                                                 ------------------------------

                                            BANK ONE, NA (Main Office Chicago)


                                            By: /s/ RICHARD BABCOCK
                                              ---------------------------------
                                            Title: First Vice President
                                                 ------------------------------

                                            PNC BANK, NATIONAL ASSOCIATION


                                             By: /s/ GARY BEST
                                               --------------------------------
                                             Title: Vice President
                                                  -----------------------------

                                            WACHOVIA BANK, N.A.


                                            By: /s/ JAMES BARWIS
                                              ---------------------------------
                                            Title: Director
                                                 ------------------------------

                                            THE NORTHERN TRUST COMPANY


                                            By: /s/ OLGA GEORGIEV
                                              ---------------------------------
                                            Title: Vice President
                                                 ------------------------------

                                            ABN AMRO BANK N.V.


                                            By:
                                              ---------------------------------
                                            Title:
                                                 ------------------------------


                                            By:
                                              ---------------------------------
                                            Title:
                                                 ------------------------------

                                            NATIONAL CONSUMER COOPERATIVE BANK


                                            By: /s/ MARK W. HILTZ
                                              ---------------------------------
                                            Title: Managing Director
                                                 ------------------------------

                                            UMB BANK, N.A.


                                            By: /s/ TERRY DIERKS
                                              ---------------------------------
                                            Title: Senior Vice President
                                                 ------------------------------

                                    Exhibit A

                                  CONFIRMATION

                           Dated as of March 13, 2003

To: Bank of America, N.A., individually and as Collateral Agent, and the the other "Benefited Parties" as defined in the Intercreditor Agreement referred to below

         Please refer to: (a) the First Amended and Restated Intercreditor Agreement dated as of April 11, 2002 (the "Intercreditor Agreement"; capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Intercreditor Agreement) among various creditors of TruServ Corporation and Bank of America, N.A., as Collateral Agent; (b) the Second Amendment dated as of the date hereof to the Credit Agreement; (c) the Second Amendments dated as of the date hereof to the Senior Note Agreements; and (d) the Second Amendment dated as of the date hereof to the Shelf Note Agreement.

         Each of the undersigned hereby confirms to the Collateral Agent and each of the other Benefited Parties that, after giving effect to Second Amendments referred to in clauses (b), (c) and (d) of the preceding paragraph and the transactions contemplated thereby, the Guaranty and each Collateral Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

                                          TRUSERV ACCEPTANCE COMPANY
                                          TRUSERV LOGISTICS COMPANY
                                          GENERAL PAINT & MANUFACTURING COMPANY
                                          MARYGREEN, LLC
                                          TRUE VALUE.COM CORPORATION
                                          ADVOCATE SERVICES, INC.
                                          SERVISTAR PAINT COMPANY


                                          By: /s/ BARBARA L. WAGNER
                                            ------------------------------------
                                          Name Printed: Barbara L. Wagner
                                          Title:  Vice President

                                   EXHIBIT B-D
                       AMENDMENTS TO FINANCING AGREEMENTS